Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF
THE SARBANES‑OXLEY ACT OF 2002 (SUBSECTIONS (a) AND (b)
OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, William A. Zartler,  Chairman and Chief Executive Officer of Solaris Oilfield Infrastructure, Inc. (the “Company”), hereby certify, to my knowledge, that:

(1)the Company’s Amendment No. 1 to the Quarterly Report for the quarter ended March 31, 2019 (the “Form 10-Q/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	July 26, 2019	/s/ William A. Zartler
William A. Zartler
Chairman and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-Q/A or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.